Exhibit 15.1

Onestop Assurance PAC 10 Anson Road #06-15 International Plaza Singapore 079903 Tel: 9644 9531 Email:audit@onestop-ca.com Website: www.onestop-ca.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-256373), Form F-3 (Nos. 333-256714, 333-254818 and 333-259951) of our report dated April 26, 2024, relating to the consolidated financial statements of Scienjoy Holding Corporation, appearing in this Annual Report on Form 20-F for the year ended December 31, 2023.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statements.

/s/ OneStop Assurance PAC
OneStop Assurance PAC
Singapore
April 26, 2024